Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sportsman’s Warehouse Holdings, Inc.:

We consent to the incorporation by reference in this Registration Statement of Sportsman’s Warehouse Holdings, Inc. on Form S-8 pertaining to the Sportsman’s Warehouse Holdings, Inc. Employee Stock Purchase Plan of our report dated April 2, 2015, in the January 31, 2015 annual report on Form 10-K of Sportsman’s Warehouse Holding, Inc. and subsidiaries.

(signed) KPMG LLP

Salt Lake City, Utah

August 28, 2015